Exhibit 10.4

DATED 08th February 2012

NBD Partners Energy, South Korea (1)

Empire Energy Corporation International (2)

Convertible Loan Agreement

Relating to a $50,000,000 USD convertible loan facility.

CONTENTS

1.

DEFINITIONS AND INTERPRETATION

1

2.

THE LOANS

3

3.

PURPOSE

3

4

DRAWDOWN

3

5

CONVERSION AMOUNT

3

6

REPAYMENT

4

7

ILLEGALITY

4

8

CONVERSION PROCESS

4

9

FIRST RIGHT OF REFUSAL TO JOINT VENTURE

5

10

TAX

5

11

BORROWER WARRANTIES

5

12

REORGANISATION OF THE BORROWER

6

13

DEALINGS WITH THE LICENCE

6

14

DECISION MAKING BY THE LENDER

6

15

ASSIGNMENT AND TRANSER

6

16

PAYMENT MECHANICS

6

17

NOTICES

6

18

CONFIDENTIALITY

7

19

PARTIAL INVALIDITY

8

20

REMEDIES AND WAIVERS

8

21

AMENDMENTS AND WAIVERS

8

22

COUNTERPARTS

8

23

COSTS

8

24

GOVERNING LAW

8

25

JURISDICTION

9

SCHEDULE 1

14

SCHEDULE 2

15

SCHEDULE 3

16

SCHEDULE 4

17

SCHEDULE 5

18

SCHEDULE 6

19

SCHEDULE 7

20

SCHEDULE 8

21

THIS AGREEMENT is dated 08th February 2012.

between:

(1)

NBD Partners Energy, South Korea (NBD) a company incorporated in Korea, whose registered office is at 13th Floor, Prudential Tower, 838 Yeoksam_dong Kangnam_gu Seoul Korea 135-982 (the Lender); and

(2)

EMPIRE ENERGY CORPORATION INTERNATIONAL (Empire) whose registered office is at 4500 College Blvd, Suite 230, Leawood, KS, USA, 66211 (the Borrower).

WHEREAS

The Lender has agreed to initially advance the First Tranche of the Facility Deposit Amount set out opposite his/their name in Schedule 1 (USD$100,000) to the Borrower and at the Lender’s discretion, advance the Second Tranche (USD$9,900,000 or part thereof) of the Facility Amount as set out in Schedule 1, and in exchange for total advances of USD$10,000,000 being made as per Schedule 1, a 10% unencumbered interest in the Licence will be granted, and as an option at the lenders further discretion, advance to the borrower a Third Tranche Amount (USD$40,000,000), representing total advances of USD$50,000,000 (refer Schedule 1) which will entitle the Lender to a 49% stake in the Licence (to include oil & gas, and certain coal and coal seam interests at the nomination of Empire) and a first right of refusal to Joint Venture in the Licence, subject to the terms of this Agreement and finalisation of a Joint Venture & Management Agreement. In addition to the above, Empire can arrange for an equity provision of not more than 10% of the shares on issue in the company as at the date of this Agreement to be issued at the Borrowers discretion.

It is AGREED as follows:

1.

DEFINITIONS AND Interpretation

1.1

Definitions

In this Agreement:

Accounts

the published Report and Financial Statements of the Borrower for the -nine months ended 30 September 2010 (or other such regulatory period) including the Chairman’s Statement, Directors’ Report and other reports and reviews and notes to the accounts.

Act

The Corporations Act 2001 (Australia).

Exchange

if applicable, the name of the relevant Market (whether registered in South Korea or in the USA), a market operated by the name of relevant Exchange, as applicable.

Availability Period

the period from and including the date of this Agreement to and including the dates noted within the Schedules herein.

Business Day

a day (other than a Saturday or a Sunday) on which banks are open for general business in London.

Confidential Information

shall have the meaning ascribed to that term in clause 18.1.

Control

the acquisition of shares holding 30 per cent or more of the voting rights of the Lender.

Conversion Amount

the percentage of ownership of the Licence to be delivered to the Lender following the delivery by the Lender of a Conversion Notice in accordance with the terms of this Agreement, (amounting to 10% for the first USD$10,000,000 advanced in total and 49% to be issued in exchange for the total advances of USD$50,000,000 being executed at the lenders discretion) subject to decrease or increase in accordance with the terms of this Agreement)

Conversion Notice

a notice substantially in the form set out in Schedule 3.

Directors

directors of the Lender from time to time appointed.

Draw down Date

the date of which a Loan is to be made under this Agreement.

Draw down Request

means a notice substantially in the form set out in Schedule 2.

Encumbered Interest

means the interest granted to NBD in the Licence subsequent to the Facility Amount, but prior to the Event as referred to in Schedule 1.

Facility Amounts

The amount agreed to be advanced by the Borrower equal to the amount set out opposite his name in Schedule 1, itemised as the First Tranche and Second Tranche, of which the Second Tranche may be advanced in part, thereof.

Facility Amount Deposit

Shall mean USD$100,000 payable as an Option Fee prior to or at the time of entering into this Agreement or shortly thereafter by mutual consent.

Final Amount

or Third Tranche, is the amount to be provided to the Borrower by the Lender, equal to the amount set out opposite his name in Schedule 1.

Facility Equity Provision

Empire can provide and arrange at its discretion the transfer of 10% equity (shares) in Empire Energy Corporation International (EEGC:PK).

Fundraising Proposals

the Lender’s proposal to raise additional finance through a placing of new Shares (as it may apply) with certain investors from time to time.

General Meeting

the general meeting of the company to be held for the purpose of proposing, and if thought fit passing, certain resolutions including any Specific or Special Resolutions.

Licence

means tenement Exploration Licence number EL14/2009 held by Empire’s wholly owned subsidiary, Great South Land Minerals Limited ACN 068 650 386 in the State of Tasmania, Australia.

Loan

means the loan made or to be made under this Agreement, or the principal amount outstanding for the time being of such loan.

Party

means a party to this Agreement.

First Completion Event

means the Lender providing the Borrower with (Second Tranche) total USD$10,000,000 in funding to convert the secured Licence to an unencumbered 10% ownership of the Licence.

Reorganisation Event

an event pursuant to which any person or persons obtains Control of the Borrower as a result of making a general offer to acquire the whole of the issued share capital of the Borrower which is either unconditional or is made on a condition such that if it is satisfied the person(s) making the offer will have Control of the Borrower, or through a court or regulatory approved scheme.

Repayment Date

the date falling 12 calendar months from (and including) the Draw down Date.

Security

a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having similar effect.

Unencumbered Interest

means the interest granted to NBD in the Licence subsequent to the Event as described in Schedule 1.

Form of Interest

the conversion instrument substantially in the form set out in

Instrument

Schedule 3.

1.2

Construction

(A)

Unless a contrary indication appears, any reference to this Agreement to:

(1)

a person includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or tow or more of the foregoing;

(2)

assets includes present and future properties, revenues and rights of every description.

(3)

$, dollars, or USD means the lawful currently for the time being of the United States of America;

(4)

a provision of law is reference to that provision as amended or re-enacted; and

(5)

this Agreement means this Agreement (including the Schedules) as amended or supplemented.

(B)

Section, clause and schedule headings are for ease of reference only.

(C)

References to the singular shall include references to the plural and vice versa and references to the masculine, feminine and the neuter shall include all such genders.

(D)

General words shall not be given a restrictive meaning by reason for their being preceded or followed by words indicating a particular class or examples of acts, matters or things, and the word ‘including’ shall be construed without limitation.

1.3

Third party rights

A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement.

2.

ThE loans

Subject to the terms of this Agreement, the Lender shall make available to the Borrower a convertible dollar loan facility that may be drawn once only by the Borrower, in an amount equal to the Facility Amount.

3.

PURPOSE

3.1

The Lender may only apply the Loan towards working capital purposes and other exploration and development purposes as determined by the Directors of the Lender and the Borrower from time to time.

3.2

The Lender is not bound to monitor or verify the application by the Borrower of any amount advanced under this Agreement.

4

Drawdown

4.1

Delivery of a Draw down Request

The Borrower may draw down the Loan by delivering to the Lender a duly completed Draw down Request not later than 12 p.m (AEST) on the last day of the Availability Period. A Draw down Request is irrevocable and will not be regarded as having been duly completed unless:

(A)

The Draw down Request is delivered to the lender within the Availability Period;

and

(B)

the proposed Draw down Date is a Business Day within the Availability Period,

4.2

Upon the Lender providing the Facility Amounts to the Borrower must:

(A)

procure that a 10% interest in the Licence is to be lodged within 7 days of the funding being deposited into the Borrowers nominated account and registered in the name of the Lender, by the Minister for Energy and Resources in Tasmania, Australia, after the Draw down Request is served on the Lender or within such other period of time as is agreed by the Converting Lender.

4.3

Advancing the Loans

The Lender shall be obliged to advance the Facility Amounts to the Borrower in accordance with the Draw Down Requests, but only if on the proposed Draw down Date the warranties to be made to the Lender in clause 11 are true and accurate in all material respects.

5

conversion amount

5.1

Should the Lender choose to exercise its right of Conversion of the Loan to an Unencumbered interest, the Lender must, prior to the Repayment Date, give notice to the Borrower in substantially the same form as Schedule 3.

5.2

In consideration of the Lender agreeing (as it may or may not choose to do it at its sole discretion) to advance the Second Tranche Amount to the Borrower on the terms of this Agreement (in substantially the same form as Schedule 4), the Borrower shall do all things necessary to transfer and register, 10% ownership of the Licence to the Lender (or such other person(s) as he may direct).

5.3

In consideration of the Lender agreeing (as it may or may not choose to do it at its sole discretion) to advance the Third Tranche Amount to the Borrower on the terms of this Agreement (in substantially the same form as Schedule 6), the Borrower shall do all things necessary to transfer and register, 49% ownership of the Licence to the Lender (or such other person(s) as he may direct).

5.4

The transfer of the Licence represents an encumbered interest held by the Lender and the retention of ownership of the Licence by the Lender is contingent upon the occurrence of the Completion Event as noted in Schedules 5 & 7.

6

repayment

6.1

Subject to the terms of this Agreement, the Borrower shall repay the Loan in full (together with any other amounts then owed by it to the Lender under this Agreement) immediately upon the Repayment Date.

6.2

The Lender may not demand repayment of his Loan pursuant to this clause 6 at any time prior to the Repayment Date

6.3

Upon the Repayment Date the Lender may, at its sole discretion, choose to exercise a right of retention of the Licence for the Final Amount (as defined by the Completion Event) which upon payment of the Final Amount will become an unencumbered interest vested in the Lender.

6.4

Should the Lender exercise it right pursuant to Clause 6.3, then the Licence will become an unencumbered interest and the Lender will own outright, without any charge or lien whatsoever, an initial 10% interest in the Licence.

6.5

The Borrower will do all things necessary, including (but not limited to) granting a power of attorney to the Lender in order to perfect the Lenders interest the Licence.

6.6

Should the Lender choose not to exercise its right in accordance with this clause then the Facility Amount will be recoverable by the Lender from the Borrower as a liquidated debt. The parties agree that a statement signed by a director of the Lender will be prima facie proof as to the repayment of the Facility Amount or otherwise.

6.7

Should the Borrower fail, for whatever reason, to transfer the 10% and 49% unencumbered interests in the Licence (as it applies to this agreement), the Borrower warrants that it intends the Lender to have a 10% equitable interest in the Licence (and 49% should the Third Tranche be advanced) and such interest includes an equitable and contractual right to 10% and 49% respectively, of all benefits that may accrue (at any time) directly or indirectly as a result of the ownership of the Licence.

7

Illegality

If it becomes unlawful in any relevant jurisdiction for the Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain his Loan then, upon the Lender may, upon notifying the Borrower, immediately terminate this Agreement and the Loan facility and the Borrower shall repay the Loan in full (together with any other amounts then owed by it under this Agreement in relation to that Loan) on the date specified by the Lender (being no earlier than the last day of any applicable grace period permitted by law).

8

conversion process

8.1

Subject to clause 6, at any time one calendar month following the Draw down Date and up to and including the Repayment Date, the Lender (Converting Lender) may require the Borrower to register a 10% interest in the Licence in favour of the Lender will temporarily abate the Borrower’s obligation to repay the whole of the outstanding Converting Lender’s Loan (but not part thereof) by delivering to the Borrower a Conversion Notice up to the Repayment Date. This obligation to repay the Loan subsequent of the service of the Conversion notice will be held in abeyance until the Lender elects to provide the Borrower with the Final Amount (or Second Tranche) in exchange for an Unencumbered Interest. Should the Lender fail to issue a notice in substantially the same form as Schedule 5, the Initial amount will be repayable by the Borrower to the Lender on the Repayment Date.

8.2

For the avoidance of doubt, the Converting Lender may only deliver one Conversion Notice to the Borrower.

8.3

Subject to clause 6, following receipt of the Conversion Notice, the Borrower must:

(A)

Deliver to the Converting Lender (or to such person(s) and in the name(s) of such persons(s) as the Converting Lender may direct) notice executed by duly authorised representatives of the Borrower notice of the registration of the Lender’s interest in the Licence and evidence of an Encumbered Interest in the licence and the Borrower shall promptly despatch free of charge to the persons entitled thereto notice for the unencumbered interest in the Licence.

8.4

The Converting Lender’s Loan shall not be discharged, and shall remain outstanding, until such time as the Converting Lender (or the person(s) to whom the Converting Lender directed ownership of the Unencumbered Licence) has been fully as having a 10% interest (or 49% interest as the case may be) in the Licence after the Event.

8.5

Empire further agrees that a Facility Equity Provision can be made available to the Lender in the form of an equivalent amount of not more than 10% of issued capital of the Company as at the date of this Agreement which can be caused and made available to the Lender upon written request and will be issued at the discretion of the Empire.

9

FIRST RIGHT OF REFUSAL TO Joint Venture

9.1

Upon advance by the Lender of the First and Second Tranches of the Facility Amount Deposit and Facility Amounts representing USD$100,000 & USD$9,900,000 (or part thereof) noted in Schedule 1, and subject to the receipt of the Final Amount or Third Tranche Amount by the Borrower of US$40,000,000 being advanced within 90 days of signing this Agreement after which event the Lender will be entitled to be vested a total 49% interest in the Licence and any Coal Licence interests at the nomination of Empire (including any negotiated Production Rights) as the Lender, its associates of affiliates may be entitled to by law, the Lender will maintain a first right of refusal to enter into terms for a Joint Venture into the Licence.

9.2

Such terms to be determined in reference to clause 9.1 will be the subject of a Joint Venture and Management Agreement and a separate Commercial Agreement to be agreed and executed between the parties.

10

TAX

10.1

All payments to be made by the Borrower under this Agreement shall be made free and clear of and without any deduction or withholding for or on account of tax unless it is required by law to make any such payment subject to any such deduction or withholding, in which case the sum payable by the Borrower in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Lender receives and retains (free from any liability in respect of any such deduction or withholding) a new sum equal to the sum which he would have received and so retained had no such deduction or withholding been made or required to be made.

10.2

If the Borrower makes any payment under this Agreement subject to any such deduction or withholding, it will:

(A)

Account in full for the amount so deducted or withheld to the relevant taxation or other competent authority on or before its due date; and

(B)

Furnish to the Lender a certificate of deduction or withholding or equivalent evidence thereof.

11

borrower warranties

11.1

The Borrower hereby warrants to the Lender at the date of this Agreement that save as may be expressly disclosed in writing:

(A)

the Borrower is not engaged in any legal or arbitration proceedings which may have or have had a significant effect on the financial or trading position of the Borrower taken as a whole and so far as the Borrower is aware no such legal or arbitration proceedings are pending or threatened against the Borrower and there are no circumstances known to the Borrower, having made reasonable enquiry, which are likely to give rise to any such legal or arbitration proceedings;

(1)

the Accounts give a true and fair view of the state of affairs of the Borrower as at 30 September 2010 and of its results for the year ended on that date and (save as disclosed in the Accounts) have been prepared in accordance with the Act and generally accepted accounting principles consistently applied including all Statements of Accounting Practice and Financial Reporting Standards; and

(2)

there has been no material adverse change in the financial or trading position and no material depletion in the net assets of the Borrower;

(B)

save as disclosed in the Accounts there are no rights (whether conditional or otherwise) to require the issue of any shares or other securities of the Borrower outstanding and in force;

(C)

the Agreement has been duly approved by the Board of Directors of the Borrower and is a valid and binding obligation of the Borrower;

(D)

the Borrower has not taken any action nor, to the best of the knowledge, information and belief of the Borrower have any other steps been taken or legal proceedings started or threatened against the Borrower for its administration, winding up or dissolution or for it to enter into any arrangement or composition  for the benefit of creditors or for the appointment of an administrative receiver, an administrator or a receiver, trustee or similar officer of it or any of its properties, revenues or assets nor have any orders been made for any of the foregoing.

11.2

The Borrower acknowledges that the Lender is entering into this Agreement in reliance on the Warranties.

11.3

Each of the warranties set out in clause 11.1 is deemed to be repeated by the Borrower by reference to the facts and circumstances then existing on the Draw down Date and each Interest Payment Date.

12

REORGANISATION OF THE BORROWER

The Borrower shall give notice in writing to the Lender of a proposed Reorganisation Event at least ten (10) Business Days prior to the date on which such Reorganisation Event is to complete.

13

dealings with the licence

13.1

The Borrower warrants that during the term of this Agreement and prior to receiving notice of the Lender’s decision not to issue a Conversion Notice the Borrower will not do any thing, or omit to do any thing that will impede, interfere with or otherwise adversely affect the value of the Licence, or the Lender’s interest in the Licence, without the express written permission of the Lender.

13.2

The Borrower further warrants that the Lender will have the exclusive option to purchase an interest in the Licence up to the Repayment Date and that the Borrower will not, without the express written permission of the Lender, allow any other entity to purchase any interest or prospective interest or option in the Licence.

14

Decision making by the lender

All matters requiring a decision by the Lender under this Agreement shall be determined by the Lender.

15

Assignment and TRANSFER

15.1

Lender may assign

The Lender may assign or transfer any of its rights, benefits or obligations under this Agreement.

15.2

Borrower may not assign

The Borrower may not assign or transfer any of its rights, benefits or obligations under this Agreement in respect of the Lender or enter into any transaction or arrangement which would result in any of those rights, benefits or obligations passing to or being held in trust for or for the benefit of another person without the prior written consent of the Lender.

16

Payment mechanics

16.1

Payments

All payment to be made under this Agreement by (i) the Borrower to the Lender shall be made in USD to the account specified in writing by the Lender (Refer Schedule 2 & Schedule 4) to the Borrower and (ii) by the Lender to the Borrower shall be made in USD to the account specified in writing by the Borrower to the Lender.

16.2

Business Days

Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

17

notices

17.1

Communications in writing

Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by e-mail, letter or by hand.

17.2

Addresses

The address and e-mail address of each Party for any communication or document to be made or delivered under or in connection with this Agreement is:

(A)

In the case of the Borrower, at its registered office or sent by e-mail to: empireenergy@btinternet.com, marked for the attention of, CEO, Malcolm Bendall.

Address: Empire Energy Corporation International, Suite 240 / 4500 College Blvd, Leawood Kansas, USA 66211.

(B)

In the case of the Lender:

Name: Mr Simon Lee, CEO

E-mail: simonlee@nemopartners.com

Address: NBD Partners Energy 13th Floor, Prudential Tower, 838 Yeoksam_dong Kangnam_gu Seoul, South Korea 135-982.

Or any substitute email address or addresses as any Party may notify to the others by not less than five Business Days’ notice.

17.3

Delivery

Any communication or document made or delivered by one person to another under or in connection with this Agreement must be in English and will only be effective:

(A)

If by way of fax, when received in legible form; or

(B)

If by way of letter, when it has been left at the relevant address or seven (7) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, or

(C)

If delivered by hand, when it has been left at the relevant address.

17.4

Notification of address and fax number

Each Party shall promptly notify the others of any change of address or fax number.

18

confidentiality

18.1

Confidentiality

Subject to clause 18.2 and to clause 18.4, each Party:

(A)

Shall treat as strictly confidential the provisions of this Agreement and the process of its negotiation and all information about any other Party obtained or received by it as a result of negotiating, entering into or performing its obligations under this Agreement (Confidential Information); and

(B)

Shall not, except with prior written consent of each other Party (which shall not be unreasonably withheld or delayed), make use of (save for the purposes of performing its obligations under this Agreement) or disclose to any person any Confidential Information.

18.2 Permitted disclosure or use

Clause 18.1 shall not apply if and to the extent that the Party using or disclosing Confidential Information can demonstrate that:

18.2.1

Such disclosure is required by law or any regulation or is required, or required, by any supervisory, regulatory or governmental body having jurisdiction over it (including any Exchange, the Financial Services Authority, the Panel on Takeovers and Mergers and the Serious Fraud Office) and whether or not the requirement or request has the force of law; or

18.2.2

Such disclosure is to its professional advisers or employees who may need to know, in relation to the negotiation, entry into or performance of this Agreement or any matter arising out of the same or, where the disclosing party is the Lender, is of information necessarily or reasonably disclosed to any person concerned with any transaction for financing a Loan or the granting of security over the same or over the benefit of this Agreement; or

18.2.3

Such disclosure is required in order to facilitate any assignment or proposed assignment of the whole or any part of the rights or benefits under this Agreement which is permitted by clause 15.1; or

18.2.4

In the case of disclosure or use, the Confidential Information concerned was lawfully in its possessions (as evidenced by written records) prior to its being obtained or received as described in clause 18.1(A); or

18.2.5

In the case of disclosure or use, the Confidential Information concerned has come into the public domain other than through its fault or the fault of any person to whom such Confidential Information has been disclosed in accordance with clause 18.1(B).

18.3

Continuance of restrictions

The restrictions contained in this clause 18 shall continue without limit of time.

18.4

Privilege

Where any confidential information is also privileged, the waiver of such privilege is limited to the purposes of this Agreement and does not, and is not intended to, result in any wider waiver of the privilege. Any Party hereto in possession of any confidential information relating to any other party hereto (a privilege holder) shall take all reasonable steps to protect the privilege of the privilege holder therein and shall inform the privilege holder if any step is taken by any other person to obtain any of its privileged confidential information.

19

Partial invalidity

If, at any time, any provision of this agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

20

Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of a Lender, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

21

amendments and waivers

Any term of this Agreement may be amended or waived only with the written consent of all of the Parties.

22

counterparts

This Agreement may be entered into in any number of counterparts and by the Parties to it on separate counterparts, each of which when executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

23

costs

Each Party shall bear his own costs arising out of or in connection with the preparation, negotiation and implementation of this Agreement.

24

governing law

This Agreement is governed by and construed in accordance with Australian Law.

25

jurisdiction

The Courts of Australia have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (Proceedings) and the parties waive any objection to Proceedings in such courts on the grounds of venue or on the grounds that Proceedings have been brought in an inappropriate or inconvenient forum.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

EXECUTED as a DEED by NBD PARTNERS ENERGY SOUTH KOREA	) )
acting by:	)	/s/: Simon Hyeon Lee

CEO/Director
Director/Secretary

EXECUTED as a DEED by EMPIRE ENERGY CORPORATION INTERNATIONAL	) )	/s/: Malcolm Bendall
acting by:	)	CEO/Director

/S/: Nicole Chesterman
CFO /Director

SCHEDULE 1: Details of THE Lenders

Lender	Facility Deposit Amount (First Tranche) $USD	Encumbered Interest
NBD Partners Energy 13th Floor, Prudential Tower, 838 Yeoksam_dong Kangnam_gu Seoul Korea, 135-982	$100,000	10%

Lender	Facility Amount (Second Tranche) $USD	Unencumbered Interest
NBD Partners Energy 13th Floor, Prudential Tower, 838 Yeoksam_dong Kangnam_gu Seoul Korea, 135-982	$9,900,000 It is understood this may be advanced in part thereof, with the Unencumbered Interest of 10% granted when $10,000,000 is advanced in total.	10%

Lender	Final Amount (Option, Third Tranche $USD	Unencumbered Interest
NBD Partners Energy 13th Floor, Prudential Tower, 838 Yeoksam_dong Kangnam_gu Seoul Korea, 135-982	$40,000,000	49%

SCHEDULE 2: Drawdown request # 1

From:

Empire Energy Corporation International

To:

NBD Partners Energy, South Korea

Dated:

_______________2012

Dear Sir

 Empire First Deposit Tranche $(100,000) Convertible Loan Agreement

Dated 08th February 2012 (Agreement)

1.

This is a Draw down Request delivered pursuant to the Agreement.  Terms defined in the Agreement have the same meaning in this Draw down Request unless specified otherwise.

2.

We wish to borrow a Loan on the following terms:

Proposed Draw down Date:

within 7 days of this Agreement (or, if that is not a Business Day, the next Business Day)

Total Draw down Amount:

USD$100,000

Your Draw down Amount:

USD$100,000

3.

The proceeds of this Loan should be credited to the account, details of which are set out below:

USD$100.00 split into 2 x USD$50,000 to be wired as per the instructions below, with confirmation of the wire to be sent to: Nicole.chesterman@gslm.com.au, CFO, Empire Energy Corporation International.

Amount	USD$50,000	Amount	USD$50,000
Bank	International Barclays Bank, Isle of Man	Bank	Westpac Banking Corporation, 28 Elizabeth Street, Hobart Tasmania Australia 7000
Account Name	Mr M R Bendall	Account Name	Great South Land Minerals Limited
Account:	80599727	Account:	BSB: 037-001 ACCOUNT NO: 475517
Sort Code:	20-26-77	Sort Code:
Swift Code:	BARCGB22	Swift Code:	WPACAU2S

4.

This Draw down Request is irrevocable.

Yours faithfully,

/s/ Malcolm R Bendall

Malcolm R Bendall, CEO Empire Energy Corporation International

Great South Land Minerals Limited

SCHEDULE 3: Conversion Notice #1

To:

Empire Energy Corporation International (the Borrower)

We, NBD Partners Energy South Korea, being the Lender of a loan pursuant to a convertible USD loan agreement dated 08th February 2012 with Empire as Borrower (Agreement) hereby give notice of our desire to acquire an Encumbered Interest in the Licence, representing the Initial Amount advanced by us to the Borrower, in accordance with the terms of the Agreement.  The details are set out in the table below.

Lender	Nominee (if any)	Delivery Address	Loan Amount
NBD Partners Energy 13th Floor, Prudential Tower, 838 Yeoksam_dong Kangnam_gu Seoul South Korea, 135-982	Empire Energy Corporation International AND/OR Great South Land Minerals Limited (GSLM)	Per Agreement	$100,000.00

We agree to accept notice of the Encumbered Interest in the Licence to be issued to us pursuant hereto. We desire such Licence to be registered in our name or such person(s) designated by us and hereby authorise the entry of our name or such person(s) by me in the register of members in respect thereof:

Attention:

[CEO, Mr Simon Lee]

At:

[13th Floor, Prudential Tower, 838 Yeoksam_dong Kangnam_gu, Seoul, South Korea 135-982]

Signature(s) of recipient of the Lender

_________________________________

Dated:

_________________________________

SCHEDULE 4: Drawdown request #2 – SECOND TRANCHE

From:

Empire Energy Corporation International

To:

NBD Partners Energy, South Korea

Dated:

Dear Sir,

 Empire Second Tranche $9,900,000 USD Convertible Loan Agreement

Dated 08th February 2012 (Agreement)

1.

This is a Draw down Request delivered pursuant to the Agreement.  Terms defined in the Agreement have the same meaning in this Draw down Request unless specified otherwise.

2.

We wish to borrow a Loan on the following terms:

Proposed Draw down Date:

Total Draw Down Amount to be advanced within 45 days of this Agreement (or the next Business Day).

First part of 2nd Tranche Draw down Amount:

$900,000 to be made within 14 days

Second part of 2nd Tranche Draw Down Amount:

$9,000,000 to be made within 45 days

Total Draw Down Amount:

$9,900,000

3.

The proceeds of this Loan should be credited to the account to be nominated by the Borrower or as below:

3.1  Account holder:

Great South Land Minerals Limited

Account bank:

Westpac Banking Corporation,

Branch Address:

28 Elizabeth Street, Hobart, Tasmania Australia, 7000

Branch BSB:

037-001

Account No:

475517

Account Name:

Great South Land Minerals Limited

Swift Code:

WPACAU2S

4.

This Draw down Request is irrevocable.

Yours faithfully,

/s/ Malcolm R Bendall

Malcolm R Bendall

Empire Energy Corporation International and Great South Land Minerals Limited

SCHEDULE 5: Form of Notice of Exercise completion Event

To:

The Directors

Empire Energy Corporation International

From:

NBD Partners Energy, South Korea

Dear Sirs,

COMPLETION EVENT FOR TRANSFER OF 10% UNENCUMBERED INTEREST

1.

I, the undersigned, duly authorise Director of NBD Partners Energy, South Korea declare that NBD Partners Energy, South Korea is lawfully entitled to an Unencumbered Interest in exchange for the First and Second Tranche advances totalling USD$10,000,000.00 representing the Facility Amount Deposit USD$100,000 and Facility Amount 2nd Tranche (total USD$9,900,000) which will be forwarded upon receipt of notice from Empire and or Great South Land Minerals Limited (as required) of the transfer of the Unencumbered Interest to NBD Partners Energy, South Korea.

2.

I provide notice that this notice of exercise is proper notice of intention and the receipt of which by Empire entitles NBD Partners Energy,South Korea to a 10% interest in exploration licence number EL14/2009 issued by the Tasmanian Government to Great South Land Minerals Limited (a wholly owned subsidiary of Empire).

Yours faithfully,

Signed:

_________________________________________________________________________

For and on behalf of: _______________________________________________________________

Date:

_________________________________________________________________________

SCHEDULE 6: Drawdown request #3 – third TRANCHE

From:

Empire Energy Corporation International

To:

NBD Partners Energy, South Korea

Dated:

Dear Sir,

Further Request to Draw Down, Option to advance $40,000,000 USD of $50,000,000 Convertible Loan Agreement (Completion Amount)

Dated 08th February 2012 (Agreement)

1.

This is a Draw down Request delivered pursuant to the Agreement.  Terms defined in the Agreement have the same meaning in this Draw down Request unless specified otherwise.

1.

We wish to borrow a Loan on the following terms:

Proposed Draw down Date:

within 120 days of this Agreement or otherwise by mutual consent (or, if that is not a Business Day, the next Business Day)

Total Draw down, this request

Amount:

$40,000,000

Your Draw down Amount:

$40,000,000

TOTAL FACILITY FULLY DRAWN:

$50,000,000.

1.

The proceeds of this Loan should be credited to the account details of which are to be nominated by the Borrower at the time of this request:

1.

This Draw down Request is irrevocable.

Yours faithfully,

/s/ Malcolm R Bendall

Malcolm R Bendall

Empire Energy Corporation International and Great South Land Minerals Limited

SCHEDULE 7: Form of Notice of Exercise completion Event

To:

The Directors

Empire Energy Corporation International

From:

NBD Partners Energy, South Korea

Dear Sirs,

COMPLETION EVENT FOR TRANSFER OF UNENCUMBERED 49% INTEREST

1.

I, the undersigned, duly authorise Director of NBD Partners Energy, South Korea declare that NBD Partners Energy, South Korea is lawfully entitled to an Unencumbered Interest in exchange for the advances of the First (including Facility Deposit Amount), Second and Third Tranches, totalling USD$50,000,000.00 which will be forwarded upon receipt of notice from Empire and or Great South Land Minerals Limited (as required) of the transfer of the Unencumbered Interest to NBD Partners Energy, South Korea.

2.

I provide notice that this notice of exercise is proper notice of intention and the receipt of which by Empire entitles NBD Partners Energy, South Korea to a total 49% interest in exploration licence number EL14/2009 issued by the Tasmanian Government to Great South Land Minerals Limited (a wholly owned subsidiary of Empire).

Yours faithfully,

Signed:

_________________________________________________________________________

For and on behalf of: _______________________________________________________________

Date:

_________________________________________________________________________

SCHEDULE 8: INDICATIVE TERMS to joint venture

1.

The fulfilment of the obligations of the Lender to advance US$50,000,000 noted within this agreement herein are a condition precedent to the execution of the Joint Venture and Management Agreement and vesting of 49% interest in the Licence and any coal or coal seam interests at the nomination of Empire.

2.

Each party (or in the case of NBD Partners Energy, South Korea (NBD) an Australian or other registered subsidiary company) may hold an equity interest in specified percentages of an unincorporated joint venture.

3.

Royalties, taxes, operating costs, financial expenses and production expenses will be met rateably by the parties as documented within a Joint Venture and Management Agreement and may be based on their equity or respective interests.

4.

NBD Partners Energy, South Korea (NBD) will be entitled to 49% interest in the Licence (and any coal / coal seam interests at the nomination of Empire) and certain rights (subject to negotiation), in exchange for US$50,000,000 (total); which includes the First, Second and Third Tranche amounts to be advanced within 120 days of signing of this Agreement or a date otherwise to be determined with mutual consent.

5.

NBD Partners Energy, South Korea (NBD) may choose to raise the funding for its participation in the Joint Venture by way of project financing from other financial institution(s). Empire Energy (and Great South Land Minerals Limited, GSLM) agree to attempt to accommodate all reasonable requirements from the financial institution(s) in respect of security over NBDs share of the Joint Venture.

6.

On or before the advance of Option or Third Tranche representing USD$40,000,000.00 investment, NBD Partners Energy, South Korea (NBD), Empire Energy, GSLM will exercise their best endeavours and negotiate in good faith to enter into a Joint Venture and Management Agreement. A Joint Management Committee will be under management of the Joint Venture and will consist of up to 6 managers (but may commence with 2) with 50% representation from NBD and Empire/GSLM. The simple majority is adopted for all decisions of the Joint Management Committee and will be described in detail within the Joint Venture and Management Agreement.

7.

GSLM will be appointed by the Joint Venture to act as operator and to operate all identified works under the Licence (EL14/2009) or any other such licence obtained by GSLM or a related party of Empire that is recognised through this Agreement and any addendum to this agreement.

8.

The development of the Joint Venture must be carried out by the operator in accordance with the overall plan for the project and the annual programmes and budgets, in each case as decided and or approved by the Joint Venture board or management committee.

9.

If any party sells its share in the Joint Venture, the other parties will have a right of first refusal in respect of that share, details of which are documented within the proposed Joint Venture and Management Agreement.